                                                                    EXHIBIT 10.3


                       FOURTH AMENDMENT AND MODIFICATION
              TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT


         THIS FOURTH AMENDMENT AND MODIFICATION TO LOAN AND SECURITY AGREEMENT (the "AMENDMENT") is made effective as of the 11th day of April, 1997 by and among FWA DRILLING COMPANY, INC. ("FWA") INTERNATIONAL PETROLEUM SERVICE COMPANY ("IPSCO"), TRIAD DRILLING COMPANY ("TRIAD"), UNIVERSAL WELL SERVICES, INC. ("UNIVERSAL"), USC, INCORPORATED, formerly known as UNION SUPPLY COMPANY ("UNION"), UTI ENERGY CORP. ("UTI"), UTICO, INC. ("UTICO"), PANTHER DRILLING, INC., formerly known as VIERSEN & COCHRAN DRILLING COMPANY ("VIERSEN") and MELLON BANK, N.A. ("BANK"). FWA, IPSCO, Triad, Universal and Union are hereinafter sometimes collectively referred to as the "BORROWERS" and individually as a "BORROWER". UTI, UTICO and Viersen are hereinafter sometimes collectively referred to as the "GUARANTORS" and individually as a "GUARANTOR". The Borrowers and the Guarantors are hereinafter sometimes collectively referred to as the "OBLIGORS" and individually as an "OBLIGOR".

                                   BACKGROUND

         A. Pursuant to the terms of the certain Amended and Restated Loan and Security Agreement dated December 7, 1995, as amended, by and among Obligors and Bank (the "Loan Agreement"), Bank agreed, inter alia, to extend to Borrowers a line of credit up to a maximum outstanding principal amount of Eight Million Four Hundred Thousand Dollars ($8,400,000.00).

         B. Concurrently with the transactions contemplated under this Amendment, Bank is extending to Obligors the Senior Secured Term Loan, as defined herein.

         C. Obligors have requested and Bank has agreed to amend the terms of the Loan Agreement in accordance with the terms and conditions hereof.

         D. Capitalized terms used herein and not otherwise defined herein shall have such meaning as provided in the Loan Agreement. Certain terms are defined in Section 29 of this Amendment.

         NOW THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

                 1. THE LINE. Section 1.1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                          "1.1    LINE OF CREDIT.  Bank will establish for
Borrowers for and during the period from the date hereof and until June 30, 1998 (the "CONTRACT PERIOD"), subject to the terms and conditions hereof, a revolving line of credit (the "LINE") pursuant to which Bank will from time to time make loans or other extensions of credit to Borrowers in an aggregate amount not exceeding at any time the lesser of (a) the sum of (i) an amount up to eighty percent (80%) of the amount of each Borrower's Eligibles, plus (ii) an amount up to fifty percent (50%) of the amount of each Borrower's Eligible Unbilled Receivables, plus (iii) an amount up to thirty percent (30%) of the Value of each Borrower's Eligible Inventory, or (b) Twelve Million Dollars ($12,000,000.00). Notwithstanding the foregoing, the maximum amount of advances against Borrowers' Eligible Unbilled Receivables shall at no time exceed One Million Dollars ($1,000,000.00) in the aggregate. Within the limitations in this Agreement and subject to the individual sub-limits set forth in this Agreement, Borrowers may borrow, repay and reborrow under the Line. The Line shall be subject to all terms and conditions set forth in all of the

Loan Documents which terms and conditions are incorporated herein. Borrowers' obligation to repay the loans and extensions of credit under the Line shall be evidenced by Borrowers' amended and restated promissory note (the "Line Note") in the face amount of Twelve Million Dollars ($12,000,000.00), which shall be in the form attached hereto as Exhibit "A", with the blanks appropriately filled in.

                 Notwithstanding anything herein or elsewhere to the contrary, Eligible Unbilled Receivables shall not include any accounts receivable arising from drilling services performed or to be performed utilizing any Drilling Equipment (as hereinafter deemed) in which Bank does not have a valid perfected first priority security interest or with respect to which Bank has not received an intercreditor agreement containing notice of default, opportunity to cure and standstill protection provisions from all other lienholders in form and content acceptable to Bank."

                 2. AMENDED AND RESTATED LINE NOTE. Contemporaneously with their execution of this Amendment, Borrowers shall execute and deliver to Bank an Amended and Restated Line Note (the "Amended and Restated Line Note") in the form attached hereto as EXHIBIT "A", evidencing the Borrowers obligation to repay the Line as amended by this Amendment. EXHIBIT "A" attached to the Loan Agreement is hereby deleted and replaced with EXHIBIT "A" hereto. Hereafter, all references in the Loan Agreement or any of the other Loan Documents to the "LINE NOTE" shall be deemed to be references to the Amended and Restated Line Note. The indebtedness evidenced by the prior Line Note remains outstanding as of the date hereof. Borrowers acknowledge and agree that the Amended and Restated Line Note merely re- evidences the indebtedness evidenced by the prior Line Note, increases the maximum principal amount thereof, and is given in substitution and not in payment of such prior Line Note.

                 3. LOAN FEE. Section 3.4 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                          "3.4    LOAN FEE.  Borrowers shall pay to Bank an
annual loan fee equal to three-eighths of one percent (3/8%) of the total amount (drawn and undrawn) of the Line, as it may be increased from time to time. Such fee shall be payable quarterly in advance."

                 4. COLLATERAL. Sections 4.1(c), (d) and (g) of the Loan Agreement are hereby amended and restated in their entirety to read as follows, a new Subsection (h) of Section 4.1 is hereby added and each Obligor hereby grants Bank a security interest in the following:

                          "(c)    All of such Obligor' s right, title and
interest in and to present and future general intangibles (including but not limited to tax refunds and rebates, manufacturing and processing rights, designs, patent rights and applications therefor, trademarks and registration or applications therefor, trade names, brand names, logos, inventions, copyrights and all application and registrations therefor), licenses, permits, approvals, software and computer programs, license rights, royalties, trade secrets, methods, processes, know-how, formulas, drawings, specifications, descriptions, label designs, plans, blueprints, patterns and all memoranda, notes and records with respect to any research and development, and all products and proceeds of any of the foregoing."

                          "(d)    All of such Obligor's present and future
machinery, equipment, furniture, fixtures, motor vehicles, tools, dies, jigs, molds, drilling rigs, wells and production equipment, pipe, engines, fittings, computers, pumps, barrels, stores and other articles of tangible personal property of every type together with 211 parts, substitutions, accretions, accessions, attachments, accessories, additions, components and replacements thereof, all documents of title covering any of such goods or inventory and all manuals of operation, maintenance or repair, and all products and proceeds of any of the foregoing."

                          "(g)    All present and future deposits, funds,
instruments, documents, policies, evidences and certificates of insurance, securities, investment property, chattel paper and other assets of such Obligor or in which such Obligor has an interest and all proceeds thereof, including without limitation, those now or at any time hereafter on deposit with or in the possession or control of Bank or owing by Bank to such Obligor or in transit by mail or carrier to Bank or in the possession of any other Person acting on Bank's behalf, without regard to whether Bank received the same in pledge, for safekeeping, as agent for collection or otherwise, or whether Bank has conditionally released the same, and in all assets of such Obligor in which Bank now has or may at any time hereafter obtain a lien, mortgage, or security interest for any reason.

                          "(h)    All proceeds of the foregoing."

                 The collateral described in revised Sections 4.1 (c). (d), (g) and (h) shall be included within the defined term "Collateral".

                 The security interest granted in Section 4 of the Loan Agreement shall include, without limitation: (i) drilling rigs, inventory and other equipment and assets and all proceeds thereof, in which CIT previously held a security interest under the CIT Loan Documents, (ii) any assets (other than real property, if any) which previously secured that certain promissory note in the original principal amount of Eight Million Dollars ($8,000,000.00) dated August 14, 1996 made by UTI payable to the order of the Sam K. Viersen, Jr. Revocable Trust (the "Viersen Note") and all other documents m connection therewith (collectively, the "Viersen Loan Documents") and (iii) the assets acquired by Triad from Southland pursuant to the Southland Acquisition Agreement. The Obligors represent and warrant that the obligations of Obligors under the CIT Loan Documents and the Viersen Loan Documents (collectively, the "Prior Obligation Documents") have been paid in full or will be paid at the closing hereunder by Obligors and that the Prior Obligation Documents upon payment in full will be terminated and of no further force or effect.

                 5. LIMITATION ON INDEBTEDNESS. Section 6.3 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                          "6.3    Limitation on Indebtedness.  (a) No Obligor
will have at any time outstanding to any Person other than Bank, any Indebtedness for borrowed money, Capitalized Lease Obligations, or any outstanding letters of credit, except:

                                  (i)      Accounts payable incurred in the
ordinary course of that Obligor's business and accrued expenses arising out of transactions (other than borrowings) in the ordinary course of that Obligor's business;

                                  (ii)     Existing Indebtedness for borrowed
money and Capitalized Lease Obligations described on Schedule 6.3;

                                  (iii)    Future purchase money Indebtedness
and Capitalized Lease Obligations in an amount not to exceed (i) $2,500,000 incurred within the 12 month period ending April 10, 1998, (ii) $4,000,000 incurred within the 12 month period ending April 10, 1999, and (iii) $5,000,000 incurred within the 12 month period ending April 10, 2000, provided that the aggregate





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
amount of such purchase money Indebtedness and Capitalized Lease Obligations incurred after the date of this Amendment shall in no event exceed $10,000,000 in the aggregate;

                                  (iv)     The Subordinated Term Loan; and

                                  (v)      Intercompany Indebtedness owed by
one Obligor to another, provided that such Indebtedness is subordinated to the Bank Indebtedness on terms acceptable to Bank.

                 Any of such permitted Indebtedness may not be refunded or refinanced without the consent of the Bank.

                          (b)     In the event that any Indebtedness for
borrowed money or the capitalized portion (as determined in accordance with GAAP) of any Capitalized Lease Obligations in excess of $500,000 contains financial covenants which are more restrictive with respect to any Obligor than the financial covenants of this Agreement and the other Loan Documents, Obligors agree to notify Bank promptly and agree to enter into a modification to this Agreement and the Loan Documents, as applicable, to include such more restrictive financial covenants as Bank may elect.

                          (c)     No intercreditor agreements shall be required
if the purchase money Indebtedness or Capitalized Lease Obligations permitted under Subsection (a)(iii) above is:

                                  (i)      a full recourse liability in an
amount less than $500,000, individually, provided that such full recourse liabilities do not exceed $1,500,000 in the aggregate; or

                                  (ii)     a liability for which recourse to
any Obligor is limited solely to the asset financed.

                          With respect to all other permitted purchase money
Indebtedness and Capitalized Lease Obligations, Obligors shall obtain from the applicable lender or lessor an intercreditor agreement acceptable to Bank, providing the Bank with notice of any default, a forty-five (45) day period in which to cure such default and containing a forty-five (45) day standstill provision during which the lender or lessor agrees not to exercise any rights or remedies against any Obligor or the financed asset."

                 6. WARRANTIES. Section 6.5 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                          "6.5    Guaranties.  Except for the guaranties
contemplated under this Agreement and under the Subordinated Debt Loan Documents and except for customary guaranties and indemnities executed in connection with permitted acquisitions hereunder, no Obligor will directly or indirectly guarantee, endorse (other than for collection or deposit in the ordinary course of business), discount, sell with recourse or for less than the face value or agree (contingently or otherwise) to purchase or repurchase or otherwise acquire, or otherwise become directly or indirectly liable for, or agree (contingently or otherwise) to supply or advance funds (whether by loan, stock purchase, capital contribution or otherwise) in respect of, any Indebtedness, obligations or liabilities of any Person other than another Obligor."

                 7. DISPOSITION OF ASSETS. Section 6.6 of the Loan Agreement is hereby amended and restated to read in it entirety as follows:

                          "6.6    Disposition of Assets.  (a) No Obligor will
sell, lease, transfer or otherwise dispose of all, substantially all, or any portion of its property or assets, except for (i) drilling contracts and day rate drilling contracts for inventory, equipment, and drilling rigs in the ordinary course of business for fair consideration, (ii) sales of inventory (other than drilling rigs) in the ordinary course for fair consideration, and
(iii) the sale for fair consideration of equipment or other fixed assets (including drilling rigs) having a net book value of not more than One Million Dollars ($1,000,000.00) in the aggregate in any fiscal year, and sales, leases or transfers of property or as sets from one Obligor to another.

                          (b)     Notwithstanding the foregoing, Obligors may
sell, lease, transfer or otherwise dispose of fixed assets with a book value in excess of $1,000,000.00 in the aggregate in any fiscal year as part of a transfer to an unrelated third party in a bona fide, arms-length transaction, provided that (i) the Obligor gives Bank at least ten (10) Business Days prior written notice together with a copy of the sale agreement, bill of sale or other applicable agreement, (ii) the sale is for a cash purchase price at least equal to the reasonable fair market value of such assets, and (iii) the proceeds of such sale are paid to Bank as a prepayment on the Senior Secured Term Loan with any balance applied as a permanent reduction of the Line.

                          (c)     Notwithstanding anything herein or elsewhere
to the contrary, Universal may sell all or any part of its assets, or UTI may sell all of the capital stock of Universal, to an unrelated third party in a bona fide, arms-length sale, provided that (i) Universal gives Bank at least ten (10) Business Days prior written notice of any such sale together with a copy of the sale agreement and a summary of the business terms of such sale,
(ii) the sale is for a cash purchase price at least equal to the reasonable fair market value of Universal's assets, (iii) the proceeds of such sale remain subject to the restrictions on liens and encumbrances in Section 6.9, and (iv) within twelve (12) months after the date such sale is closed, Universal or UTI, as applicable, utilizes the proceeds the Senior Secured Term Loan or to purchase for itself or on behalf of another Obligor new assets to be used in one of Obligors' Lines of Business."

                 8. MERGERS; CONSOLIDATIONS; BUSINESS ACQUISITIONS; SUBSIDIARIES. Section 6.7 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                          "6.7    Mergers; Consolidations; Business
Acquisitions; Subsidiaries. No Obligor will into or consolidate with any Person, acquire any material portion of the stock merge ownership interests, assets or business of any Person, permit any Person to merge into it, or form any new Subsidiaries, other than the Southland Acquisition by Triad. Notwithstanding the foregoing, any of the Obligors may (a) acquire the stock or assets of other operating entities provided that the purchase price therefor (including all assumed liabilities, seller financing or other debt, equity interests issued or other consideration, but not including payments for bona-fide employment contracts) does not exceed Five Million Dollars ($5,000,000.00) in the aggregate in any fiscal year, or Ten Million Dollars ($10,000,000.00) in the aggregate for all such acquisitions (in each case not including the Southland Acquisition), and (b) acquire working interests or other ownership interests in oil or gas wells with an aggregate acquisition cost not to exceed Five Hundred Thousand Dollars ($500,000.00) in any one fiscal year. Notwithstanding the foregoing, any Obligor may merge into another Obligor or transfer its assets to any other Obligor. All entities acquired by any Obligor and any Subsidiary formed by an Obligor shall become borrowers or guarantors of the Bank Indebtedness at Bank's option and on terms acceptable to Bank."

                 9. DEFAULT UNDER OTHER INDEBTEDNESS. Section 6.14 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                          "6.14   Default Under Other Indebtedness.  If any
Indebtedness of any Obligor is declared or becomes due and payable before its expressed maturity by reason of default or otherwise or to the knowledge of an Obligor, the holder of any such Indebtedness shall have the right (or upon the giving of notice or the passage of time, or both, shall have the right) to declare such Indebtedness to be so due and payable, Obligors will immediately give Bank written notice of such declaration, acceleration or right of declaration."

                 10. CAPITAL STOCK; DIVIDENDS. Section 6.18 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                          "6.18   Capital Stock; No Dividends.  UTI will not
redeem, repurchase or otherwise make or pay any distribution or dividend upon, or payment or distribution to acquire, any of its capital stock or other Equity Securities (as defined in the New Loan Agreement). Notwithstanding the foregoing, UTI may redeem, acquire or repurchase its Equity Securities (a) to pay purchase price reductions or in settlement of indemnity claims required in connection with any acquisition permitted under Section 6.7 in which UTl issues its common stock or other Equity Securities as part of the purchase price, (b) in connection with the terms of UTI's existing employee benefit plans in the ordinary course of UTI's business, provided that the amount expended for such stock purchases related to the benefit plans does not exceed $1,000,000 in any one fiscal year or $2,000,000 in the aggregate, and (c) in connection with any exercise of stock options, warrants or other rights to acquire Equity Securities that do not result in the distribution of cash by UTI other than for fractions of a unit of any Equity Securities.

                 11. MAINTENANCE OF MANAGEMENT. Section 6.17 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                          "6.17   Maintenance of Management.  Obligors will
cause their business to be continuously managed by Vaughn E. Drum and P. Blake Dupuis (collectively the "Current Managers") or such other persons (serving in such management positions) as may be reasonably satisfactory to Bank. Obligors will notify Bank promptly in writing of any change in their board of directors or executive officers.

                 12. TRANSACTIONS WITH AFFILIATES. Section 6.19 of the Loan Agreement is hereby amended and restated to read in its entirety as follows

                          "6.19   Transactions with Affiliates.  No Obligor
will enter into directly or indirectly any transaction or material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than another Obligor) except in the ordinary course and pursuant to the reasonable requirements of each Obligor's business and upon fair and reasonable terms no less favorable to such Obligor than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate. No Obligor will make any loans or extensions of credit to any of its Affiliates (that are not Obligors) shareholders, directors or officers. Each Obligor will cause all of its Indebtedness at any time owed to its Affiliates (that are not Obligors), shareholders, directors and officers to be subordinated in all respects to all present and future Bank Indebtedness and will not make any payments thereon, except as approved by Bank in writing. Notwithstanding the foregoing, the restrictions set forth above in this Section
6.19 will not apply to (a) the payment of reasonable and customary regular fees to directors of UTI who are





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
not employees of UTI; (b) loans and advances to officers, directors and employees of Obligors for travel, entertainment and moving and other relocation expenses made in direct furtherance and in the ordinary course of business of Obligors; (c) any other transaction with any employee, officer or director of Obligors pursuant to employee benefit or compensation arrangements entered into in the ordinary course of business and approved by the Board of Directors of Obligors; or (iv) customary investment banking or similar transactions with an Affiliate, provided that compensation paid to such Affiliate and related expenses and reimbursements are in customary amounts as would be determined in arm's- length negotiations. Obligors agree to give Bank prompt notice of each Affiliate transaction involving cash or other compensation in excess of $500,000 (not including Equity Securities issued as compensation).

                 13. UGID NOTE. Section 6.26 of the Loan Agreement is hereby deleted. Obligors may prepay the outstanding principal balance of the UGID Note and all accrued unpaid interest thereon.

                 14.      DRILLING RIGS AND RELATED COLLATERAL.

                          (a)     Representations.  Obligors represent and
warrant to Bank as follows:

                                  (i)      All drilling rigs and related
drilling equipment (collectively, the "Drilling Equipment") used by Obligors in drilling operations on their own behalf or on behalf of their customers are owned by the entities described on Schedule 2 attached hereto. Schedule 2 of the Drilling Equipment and the states in which the Drilling Equipment is located. None of the Drilling Equipment consists of, is located upon or will be part of any vehicle for which a certificate of title is issued.

                                  (ii)     Such Drilling Equipment is free and
clear of all other liens and encumbrances.

                          (b)     Covenants.  Obligors agree as follows:

                                  (i)      Bank may at any reasonable time
inspect the Drilling Equipment.

                                  (ii)     The Drilling Equipment shall at all
times remain separately identifiable personal property and shall not become affixed to any real property so as to become a fixture.

                                  (iii)    If requested by Bank in writing,
Obligors will attach to the Drilling Equipment in which Bank has a security interest, a notice satisfactory to Bank, disclosing Bank's security interest in such Drilling Equipment.

                                  (iv)     Obligors will not move any of the
Drilling Equipment in which Bank has a security interest, out of any of the states in which such Drilling Equipment is currently located as described in
Schedule 2 attached hereto or any of the other states in which Bank has filed UCC financing statements sufficient to perfect Bank's security interest, naming the owner of such Drilling Equipment, as debtor, and describing such Drilling Equipment as collateral, unless such Obligor gives the Bank at least ten (10) Business Days prior written notice and, with such written notice, also provides Bank with duly executed financing statements to perfect Bank's security interest in such Drilling Equipment upon filing in such new state.

                                  (v)      Obligors will not permit any
certificates of title to exist or to be issued for any of the Drilling Equipment, unless the Bank's security interest is duly noted thereon, the





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
certificate of title is delivered to Bank and Obligors take all other actions which Bank deems necessary or advisable to protect and perfect Bank's security interest in the Drilling Equipment.

                 15. FINANCIAL COVENANTS. Article 7 of the Loan Agreement shall be and is hereby amended to read, in its entirety, as follows:

                          "7.1    Total Funded Debt to EBITDA.  Obligors will
maintain a ratio of Total Funded Debt to EBITDA of not more than the following:


                 Measured as of                              Required Maximum
                 --------------                              ----------------
                (a)      6/30/97                             2.65    to   1.0
                (b)      9/30/97                             2.50    to   1.0
                (c)      12/31/97                            2.25    to   1.0
                (d)      3/31/98                             2.25    to   1.0
                (e)      6/30/98                             2.0     to   1.0
                (f)      9/30/98                             2.0     to   1.0
                (g)      12/31/98                            2.0     to   1.0
                (h)      3/31/99 and as of the
                         end of each fiscal
                         quarter thereafter                  1.50    to   1.0

                          Compliance as of 6/30/97 shall be calculated based
upon Obligors' EBITDA for the fiscal quarter ending 6/30/97 multiplied by four
(4). Compliance as of 9/30/97 shall be calculated based upon Obligors' EBITDA for the two (2) fiscal quarters ending 9/30/97 multiplied by two (2). After 9/30/97 compliance will be calculated on a rolling four quarter basis for the 12 month period then ended.

                          For purposes of this covenant, "EBITDA" for any
period means Net Income of Obligors for such period, plus Taxes paid by Obligors in such period, plus Interest Expenses paid by Obligors in such period, plus depreciation, depletion and amortization expenses of Obligors for such period, all determined in accordance with GAAP. For purposes of this covenant, "Total Funded Debt" means as of the date of determination, on a consolidated basis for all Obligors, the sum of (i) all Indebtedness for borrowed money of Obligors, plus (ii) the undrawn available amount of all letters of credit issued for the account of any Obligor, plus (iii) the capitalized portion (as defined by GAAP) of all Capitalized Lease Obligations of Obligors, plus (iv) all indebtedness, obligations and liabilities of others which any Obligor has directly or indirectly guarantied (excluding customary indemnity obligations in connection with permitted business acquisitions) or with respect to which any Obligor is otherwise directly or indirectly liable.

                          7.2     Debt Service Coverage Ratio.  Obligors will
maintain a Debt Service Coverage Ratio of not less than 1.15 to 1.00 for the 12 month period ending June 30, 1997 and for each 12-month period ending as of the end of each fiscal quarter thereafter.

                          7.3     Interest Coverage Ratio.  Obligors will
maintain an Interest Coverage Ratio of not less than (a) 2.00 to 1.00 for the 12 month period ending June 30, 1997; and (b) 2.75 to 1.00 for the 12 month period ending September 30, 1997 and for each 12 month period ending as of the end of each fiscal quarter thereafter.

                          7.4     Capital Expenditures.  Obligors will not
cause, suffer or permit Obligors' aggregate annual Capital Expenditures to exceed Six Million Dollars ($6,000,000.00) in any fiscal year (not including the expenditures related to the Southland Acquisition). Such permitted Capital Expenditures are on a non-cumulative basis as to unused portions for any fiscal year.

                          7.5     Changes to Financial Covenants.  The Bank may
condition extension of the Line after the Contract Period upon revision of the foregoing financial covenants as Bank in its sole discretion may require."

                 16. EVENTS OF DEFAULT. Subsections 12.1(c) and (s) of the Loan Agreement are hereby amended and restated to read in their entirety as follows:

                          "(c)    The failure of any Obligor to pay any
Indebtedness for borrowed money in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) due to any third Person (including without limitation the Subordinated Term Loan) or the existence of any other event of default under any loan, security agreement, mortgage or other agreement providing for loans or credit extensions in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) pertaining thereto binding an Obligor after the expiration of any notice and/or grace periods permitted in such documents;"

                          (s)     Any change in the stock ownership of any
Obligor (other than (i) a change in stock ownership of UTI, (ii) a change in stock ownership of Universal permitted under Section 6.6 hereof, or (iii) other than as permitted under Section 6.20), any issuance of stock, debentures, warrants or other Equity Securities of any Obligor (other than (i) any issuance of stock, debentures, warrants or other Equity Securities of UTI and (ii) other than as permitted under Section 6.20) or any pledge of the stock of any Obligor (other than UTI) to any person other than the Bank;"

                 17. BANK INDEBTEDNESS. Section 14.3 of the Loan Agreement is amended and restated in its entirety to read as follows:

                          "14.3   "Bank Indebtedness" shall mean all
obligations and Indebtedness of any Obligor to Bank, whether now or hereafter owing or existing, including, without limitation, all obligations under the Loan Documents, all obligations to reimburse Bank for payments made by Bank pursuant to any letter of credit issued for the account or benefit of any Borrowers by Bank, all other obligations or undertakings now or hereafter made by or for the benefit of any Obligor to or for the benefit of Bank under any other agreement, promissory note or undertaking now existing or hereafter entered into by any Obligor with Bank, including, without limitation, all obligations of any Obligor to Bank under the Senior Secured Term Loan and any documents executed in connection therewith, or under any guaranty or surety agreement, including, without limitation, the Surety Agreement, and all obligations of any Obligor to immediately pay to Bank the amount of any overdraft on any deposit account maintained with Bank, together with all interest and other sums payable in connection with any of the foregoing."

                 18. CROSS DEFAULT. Notwithstanding anything to the contrary contained in the Loan Documents, the occurrence of an event of default under (i) the New Loan Agreement or any other documents executed in connection therewith, (ii) any of the Subordinated Debt Loan Documents, or (iii) the Subordination Agreement shall constitute an Event of Default under the Line and the other Loan Documents. Following the occurrence of such Event of Default, Bank may, at Bank's option and without further notice to any Obligor, exercise any and all rights available to Bank under any of the Loan Documents, at law, in equity or otherwise.

                 19. CROSS COLLATERALIZATION. In addition to Obligors' obligations to Bank under the Line and the other Loan Documents, Obligors agree that the Collateral shall also secure Obligors' obligations to Bank under the New Loan Agreement.

                 20. REPRESENTATIONS. Obligors hereby represent and warrant to Bank as follows:

                          (a)     Financial Statements.  Obligors have
furnished to Bank the audited consolidated and consolidating financial statements of Obligors certified without qualification by independent public accountants for the fiscal year ending as of December 31, 1996 and all management and comment letters from such accountants in connection therewith. Such financial statements (together with the related notes and comments), are materially correct and complete, fairly present the financial condition and the assets and liabilities of Obligors at such date, and have been prepared in accordance with GAAP in all material respects.

                          (b)     No Material Adverse Change in Financial
Condition. There has been no material adverse change in the financial condition of Obligors taken as a whole since December 31, 1996.

                          (c)     Solvency.  After giving effect to the
transactions contemplated by the Loan Documents, the Southland Acquisition Agreement, the New Loan Agreement and the Subordinated Debt Loan Documents, (a) the fair market value of the assets of each Obligor is in excess of the total amount of its liabilities (including, without limitation, contingent liabilities); (b) the present fair saleable value of the assets of each Obligor is greater than its probable liability on its existing debts as such debts become absolute and matured; (c) each Obligor is able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and (d) each Obligor has capital sufficient to carry on its business as conducted and as proposed to be conducted.

                 21.      COVENANTS.  Obligors will comply with the following:

                          (a)     Subordinated Term Loan.  Obligors will close
the financing contemplated under the Subordinated Debt Loan Documents and utilize the funds thereunder for payment of the purchase price of the Southland Acquisition. Obligors will not amend, modify or restate any of the provisions of the Subordinated Term Loan or any of the Subordinated Debt Loan Documents, in any way which in Bank's judgment would adversely affect the Bank Indebtedness, the Collateral, the Subordination Agreement, any Obligor's business, operations or financial condition, or any rights or remedies of Bank. Without limitation, no modification shall be made which increases the interest rate, fees or other sums payable in connection with the Subordinated Term Loan or under the Subordinated Debt Loan Documents, shortens or accelerates the maturity or due date of any payments under the Subordinated Term Loan, grants any security interest to secure all or any part of the Subordinated Term Loan, makes any financial covenant or ratio more restrictive, or results in any situation in which a default could occur under the Subordinated Term Loan without such event constituting an Event of Default hereunder.

                                  The provisions in the Subordination Agreement
permitting the Subordinated Lender to enter into amendments or modifications of the Subordinated Debt Loan Documents with respect to interest rate increases and fees shall not be deemed to be a consent or agreement by Bank to any increase in the interest rate of the Subordinated Term Loan or any new or increased fees payable in connection with the Subordinated Term Loan. Such amendments or modifications shall still require the consent by Bank. Obligors will give Bank a copy of any proposed amendment, modification or restatement of any Subordinated Debt Loan Document at least ten (10) days prior to the execution thereof. Obligors will not enter into any such amendment, modification or restatement, if Bank has notified Obligors that it would be a violation of this Section 21(a).

                 No Obligor will, directly or indirectly, repurchase, redeem, or defease prior to the date when due or otherwise make any prepayment prior to the date when due, or effect any prepayment that is optional on the part of such Obligor, on any of the Subordinated Term Loan or any other Indebtedness for borrowed money, without the prior written consent of Bank, except that no such consent is required for and UTI is permitted to effect (A) any transaction in which UTI's capital stock is exchanged for Indebtedness owed by any of the Obligors, including any cashless warrant exercise arrangements in which warrants are exercised without cash payment by the Person so exercising, or exchange of indebtedness owed by any of the Obligors for capital stock of UTI,
(B) prepayment permitted by Section 13 hereof, (C) mandatory prepayments required under the terms of the Subordinated Debt Loan Documents) and (D) prepayment of Indebtedness owed to Bank in accordance with Section 3.7 of the Loan Agreement or otherwise required hereunder. Obligors will give Bank a copy of each notice of default or other substantive notice received by any Obligor from any Subordinated Lender, as soon as possible but no later than two (2) Business Days after such Obligor's receipt. Obligors will also deliver to Bank a copy of each compliance certificate or other report or certificate delivered by any Obligor to any Subordinated Lender simultaneously with delivery to such Subordinated Lender. Nothing contained in this Section 21(a) shall limit, restrict, waive or adversely affect any of Bank's rights or remedies under the Subordination Agreement.

                 Promptly upon becoming aware of the existence of any default or event of default under the Subordinated Debt Loan Documents, Obligors will give Bank written notice specifying the nature thereof and describing what action the Obligors are taking a propose to take with respect thereto.

                          (b)     Southland Acquisition.  Obligors will not
amend or modify the Southland Acquisition Agreement or any documents collateral thereto or waive any of their rights thereunder.

                          (c)     Change of Control.  Promptly and in any event
within ten (10) Business Days after the occurrence of any Change of Control, the Obligors will give written notice of such transaction or event to Bank, which notice shall state the date of such Change of Control, shall describe such Change of Control in reasonable detail and shall contain an offer to prepay the unpaid balance of the Line and the Senior Secured Term Loan, all interest thereon and all sums due in connection therewith and to terminate this Loan Agreement on the date specified therein (the "Change in Control Prepayment Date"), which shall be a Business Day not less than one (1) Business Day prior to the date upon which Obligors have offered to prepay the Subordinated Term Loan as a result of such Change of Control pursuant to the terms of Subordinated Debt Loan Documents. Bank shall have the option to require the Obligors to prepay all or any part of the Line, the Senior Secured Term Loan and all interest thereon and to terminate this Loan Agreement, and Obligors hereby, jointly and severally, agree to make such prepayment and to terminate this Loan Agreement. Such option may be exercised by Bank by written notice to the Obligors given no later than ten (10) days prior to the Change in Control Prepayment Date, specifying the amount to be prepaid. On the Change in Control Prepayment Date, Obligors shall pay such amount to Bank and, if requested by Bank, shall execute a termination for this Loan Agreement; provided that, notwithstanding its exercise of the option herein provided, Bank may at any time prior to the Change in Control Prepayment Date waive or revoke in whole or in part by written notice to Obligors the exercise of its option hereunder.

                 22. RELEASE OF COLLATERAL. Bank hereby agrees that at the sole cost and expense of Obligors, Bank will release its lien against each Obligor's drilling rigs and related drilling equipment in which Bank has a security interest, promptly upon satisfaction of all of the following conditions: (a) the Senior Secured Term Loan has been repaid in full, together with all interest thereon and all fees and other sums payable in connection therewith, and (b) no Event of Default has occurred and is then continuing. Bank also agrees that in the event that any Obligor obtains purchase money financing permitted under Section 6.3 (c) of the Loan Agreement, as amended, and the purchase money lender requires that there be no other lien encumbering the financed asset, then Bank will release its lien on such financed asset upon Obligors' request.

                 23. CONDITIONS. The obligation of Bank to enter into this Amendment or to make any further advances under the Line is subject to the following conditions (any of which may be waived by Bank):

                          (a)     Loan Documents.  Obligors and all other
required person and entities will have executed and delivered to Bank this Amendment, the Amended and Restated Line Note, Amended and Restated Guaranty and Suretyship Agreements from the Guarantors, Amended and Restated Subordination Agreements from the Obligors and such other documents as Bank may require.

                          (b)     Representations and Warranties.  All
representations and warranties of Obligors set forth in the Loan Documents, as amended hereby, the New Loan Agreement, and the Subordinated Debt Loan Documents are and will be true at and as of the date hereof, except for such representations and warranties that are by their express terms limited to a specific prior date.

                          (c)     No Default.  No condition or event shall
exist or have occurred which would constitute an Event of Default hereunder under the New Loan Agreement or the Subordinated Debt Loan Documents (or would, upon the giving of notice or the passage of time or both, constitute such an Event of Default).

                          (d)     Proceedings and Documents.  All proceedings
taken by Obligors in connection with the transactions contemplated by this Amendment and all documents incident to such transactions shall be satisfactory in form and substance to Bank and Bank' s counsel, and Bank shall have received all documents or other evidence which it reasonably may request in connection with such proceedings and transactions.

                          (e)     Subordinated Term Loan Closing.  Closing
shall have been completed under the Subordinated Debt Loan Documents, Obligors shall have received the $24,500,000 in proceeds thereunder and Obligors shall have utilized such funds to complete closing of the Southland Acquisition.
Bank shall have received signed copies of all Subordinated Debt Loan Documents and the signed Subordination Agreement all of which must be in form and content acceptable to Bank in its sole discretion. The Subordinated Term Loan must be unsecured and shall be subordinate to the Bank Indebtedness.

                          (f)     Delivery of Other Documents.  The following
documents shall have been delivered by or on behalf of Obligors to Bank, all of which must be in form an content satisfactory to Bank:

                                  (i)      Authorization Documents.  Evidence
of authorization of Obligors' execution, delivery and full performance of this Amendment, the Loan Documents and all other documents and actions required hereunder.

                                  (ii)     Southland Acquisition Agreement.  A
copy of the fully executed Southland Acquisition Agreement and all exhibits and schedules thereto, and all documents collateral thereto.

                                  (iii)    Appraisal.  An appraisal of all
Drilling Equipment which appraisal shall be in form, content and amount acceptable to the Bank.

                                  (iv)     Other Documents.  Such other
documents as may be required to be submitted to Bank by the terms hereof or any of the Loan Documents, or as the Bank in its discretion deems advisable.

                          (g)     Senior Secured Term Loan.  Bank shall have
received from Obligors the duly executed New Loan Agreement and all documents collateral thereto, all of which must be in form and content satisfactory to Bank and closing shall have been completed thereunder.

                          (h)     Non-Waiver of Rights.  By completing the
closing hereunder, or by making advances hereunder, Bank does not thereby waive a breach of any warranty or representation made by any Obligor hereunder or any agreement, document or instrument delivered to Bank or otherwise referred to herein, and any claims and rights of Bank resulting from any breach or misrepresentation by any Obligor are specifically reserved by Bank.

                 24. AMENDED SCHEDULES. Schedules 5.3, 5.4, 5.7, 5.14, 5.16, 5.18, 6.3, 6.4 and 6.9 to the Loan Agreement are hereby replaced with the amended Schedules 5.3, 5.4, 5.7, 5.14, 5.16, 5.18, 6.3, 6.4 and 6.9 attached to this Amendment.

                 25. CHALLENGE TO ENFORCEMENT. Obligors acknowledge and agree that they do not have any defense, set-off, counterclaim or challenge against the payment of any sums owing under the Loan Documents, or the enforcement of any of the terms or conditions thereof.

                 26. CONFIRMATION OF COLLATERAL. Nothing contained herein shall be deemed to be a compromise, satisfaction, accord and satisfaction, novation or release of any of the Loan Documents, or any rights or obligations thereunder, or a waiver by Bank of any of its rights under the Loan Documents or at law or in equity. All liens, security interest, rights and remedies granted to the Bank in the Loan Documents (as amended) are hereby ratified, confirmed and continued.

                 27. GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS. Obligors represent, warrant and covenant, as applicable, which representations, warranties and covenants shall survive until all Bank Indebtedness and all other obligations of Obligors to Bank are paid and satisfied in full, as follows:

                          (a)     All representations and warranties of
Obligors set forth in the Loan Documents, as amended hereby, except for such representations and warranties that are by their express terms limited to a specific prior date, are true and correct as of the date hereof and are hereby confirmed and restated.

                          (b)     No condition or event exists or has occurred
which would constitute an Event of Default under the Loan Documents (or would, upon the giving of notice or the passage of time or both, constitute an event of default).

                          (c)     The execution and delivery of this Amendment
by Obligors and all documents and agreements to be executed and delivered pursuant to the terms hereof;

                                  (i)      have been duly authorized by all
requisite corporate action of Obligors;

                                  (ii)     will not violate or result in the
breach of or constitute a default (upon the passage of time, delivery of notice or both) under any applicable statute, law, rule, regulation or ordinance or any indenture, mortgage, loan or other document or agreement to which any Obligor is a party or by which any of them is bound or affected; or

                                  (iii)    will not result in the creation or
imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of any Obligor, except liens in favor of the Bank.

                          (d)     Obligors ratify and confirm all of their
obligations under the Loan Documents, including without limitation all obligations of the Guarantors under their respective surety agreements in favor of Bank which the Guarantors agree shall continue to secure all of the Borrowers' obligations under the Loan Documents, as modified hereby and all Bank Indebtedness.

                 28. INCORPORATION BY REFERENCE. (a) All of the representations, warranties, covenants and conditions set forth in the New Loan Agreement are hereby incorporated into this Agreement by reference with the same effect as if they were set forth in this Agreement in their entirety. Such representations, warranties, covenants and conditions shall be terminated and of no further force or effect upon repayment of the Term Loan in full and termination of the New Loan Agreement. Such termination shall not affect any representations, warranties, covenants or conditions set forth specifically (rather than incorporated reference) in this Loan Agreement (as amended) or any of the Loan Documents.

                          (b)     All representations, warranties, covenants,
restrictions and conditions set forth in the Subordinated Debt Loan Documents are hereby incorporated by reference with the same effect as if they were set forth in this Agreement in their entirety, provided that such representations, warranties, covenants and conditions shall terminate upon repayment in full of the Subordinated Term Loan.

                          (c)     Obligors and the Bank hereby acknowledge and
agree that they have received a report entitled Phase I and Environmental Assessment covering real property in Victoria, Texas, (the "Report"), prepared by Southern Ecology Management, Inc. and Miller Environmental Service, Inc. (the "Consultants") pursuant to which the Consultants describe certain matters that may affect the environmental remediation obligations of UTI and Triad following the closing of the Southland Acquisition. The representations and warranties of the Obligors with respect to compliance with environmental laws set forth in this Amendment and in the New Loan Agreement in each of such documents are hereby qualified by the terms and content of the Report. The Obligors represent and warrant that compliance with the terms and recommendations in the Report will not materially and adversely affect the business, financial condition or results of operations of the Obligors taken as a whole.

                 29. NEW DEFINITIONS. Capitalized terms not otherwise defined herein or in the Loan Agreement shall have the following meanings:

                          (a)     "CIT" means the CIT Group/Equipment
Financing, Inc.

                          (b)     "Change of Control" shall mean the occurrence
of both of the following: (a) Remy Capital Partners III and its Affiliates as a group (collectively, Remy") shall cease to be the largest beneficial owner of the total voting power of all issued and outstanding shares of the capital stock of UTI (or successor thereto) entitled to vote generally in the election of directors; and (b) any Person or group (within the meaning of Rule 13d-5 as in effect on the date hereof under the Securities Exchange Act of 1934, as amended) shall be the beneficial owner, directly or indirectly, through a purchase, merger, consolidation or other acquisition transaction of more than 35% of the total voting power of all issued and outstanding shares of the capital stock of UTI (or successor thereto) entitled to vote generally in the election of directors; provided, however, that a Person shall not be deemed to have beneficial ownership of the shares of UTI solely by reason of one or more of (i) the granting of a proxy or agreement to such Person to vote in a particular manner in connection with a transaction of the type described in clause (b), (ii) the granting of a revocable proxy to such Person in connection with a matter to be considered by stockholders of UTI, (iii) that Person's ownership of a right to purchase or acquire stock in connection with such Person's purchase of stock of UTI from UTI or Remy, or (iv) by reason of the ownership of an underwriter of shares of the capital stock of UTI in connection with a public offering of such shares; provided, further, that, in the case of subclauses (i), (ii) and (iii), no payment or consideration in the form of cash or property shall have been received in connection with such grants or purchases.

                          (c)     "Lines of Business" means (a) the provision
of drilling or workover services, (b) the provision of other oilfield services to Persons in the oil and gas industry, and (c) the manufacture, production, distribution or sale of any products for use in the oil and gas industry.

                          (d)     "New Loan Agreement" means the Loan and
Security Agreement between Obligors and Bank of even date pursuant to which the Senior Secured Term Loan is being extended.

                          (e)     "Note Purchase Agreement" means the Note
Purchase Agreement executed as part of the Subordinated Term Loan.

                          (f)     "Senior Secured Term Loan" means the
$25,000,000 term loan being extended by Bank to Obligors pursuant to the New Loan Agreement.

                          (g)     "Southland" means Southland Drilling Company,
Ltd., a Texas limited partnership.

                          (h)     "Southland Acquisition" means the acquisition
by Triad of substantially all of the assets of Southland in accordance with the terms of the Southland Acquisition.

                          (i)     Southland Acquisition Agreement" means the
Asset Purchase Agreement dated March 5, 1997 between UTI and Southland.

                          (j)     "Subordinated Debt Loan Documents" means all
of the documents executed and delivered in connection with the Subordinated Term Loan, including without limitation, the Note Purchase Agreement, the Notes, the Subordination Agreement and the Warrant Agreement.

                          (k)     "Subordinated Lenders" means collectively
Canpartners Investment IV, LLC and its permitted successors and assigns.

                          (l)     "Subordinated Term Loan" means the
subordinated term loan in the face amount of $25,000,000 to be extended by the Subordinated Lenders to certain of the Obligors in accordance with the terms of the Subordinated Debt Loan Documents, the terms of which must be acceptable to Bank.

                          (m)     "Subordination Agreement" means the
Subordination and Intercreditor Agreement among Obligors, the Subordinated Lenders and Bank, in form and content acceptable to Bank.

                 30. ASSIGNMENT OR SALE BY BANK. Section 17.6 is hereby amended and restated to read in its entirety as follows:

                          "17.6   Assignment or Sale by Bank.  Bank may sell,
assign or participate all or a portion of its interest in the Loan Documents and in connection therewith may make available to any prospective purchaser, assignee or participant any information relative to any Obligor in its possession, provided that there are at no time more than six (6) other co-lenders or participants and provided further that, the amount of each co-lender's or participant's interest in the commitments under the Line and the original balance of their respective interests in the Senior Secured Term Loan are not less than $5,000,000 in the aggregate at the time of assignment or purchase."

                 31. INDEMNIFICATION. Obligors, jointly and severally shall indemnify, defend and hold Bank, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, deficiencies, judgments, penalties, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Amendment, the Loan Agreement any other Loan Documents, the New Loan Agreement, any documents executed in connection with the New Loan Agreement or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission to act, event or transaction related or attendant thereto, including, without limitation, anything related in any way to any claim by CIT against Obligors or the Bank related to the transactions contemplated hereunder or in connection with the CIT Loan Documents, and including, without limitation, amounts paid in settlement, court costs, and the fees and expenses of counsel except that Borrowers shall not be required to indemnify, defend or hold harmless Bank from or against any such loss, claim, damage, liability, deficiency, judgment, penalty or cost to the extent that the undertaking to indemnify, pay and hold harmless set forth in this section may be unenforceable because it violates any law or public policy, or results from Bank's gross negligence or wilful misconduct. Borrowers shall pay the maximum portion which it is permitted to pay under applicable law to Bank in satisfaction of indemnified matters under this section. The foregoing indemnity shall survive the payment of the Bank of the Bank Indebtedness and the termination or non-renewal of this Agreement.

                 32. AMENDED, RESTATED AND CONSOLIDATED LOAN AGREEMENT. Obligors agree that they will execute and deliver to Bank, an Amended, Restarted and Consolidated Loan and Security Agreement, consistent with and setting forth the terms of the Loan Agreement, as hereby amended and the New Loan Agreement, together with such other collateral documents and agreements, opinions of counsel and other related items as Bank may request within 60 days after the date of this Amendment. Obligors agree upon request from Bank to provide Bank with opinions of counsel in form and content acceptable to Bank from reputable counsel licensed to practice in Ohio, Louisiana and such other states in which any Drilling Rigs are located, confirming that the choice of law provisions in the Loan Documents are enforceable in such states, describing the requirements for perfection of the Bank's security interest in the Drilling Rigs located in such states, and covering such other matters as Bank may reasonably require. Such opinions may be required by Bank after closing hereunder, shall be obtained by Obligors at their cost and expense, shall be addressed to Bank and shall be provided to Bank with reasonable promptness after Bank's request.

                 33. NO WAIVER. Except as otherwise provided herein, nothing contained and no actions taken by Bank in connection herewith shall constitute nor shall they be deemed to be a waiver, release or amendment of or to any rights, remedies, or privileges afforded to Bank under the Loan Documents or under the Uniform Commercial Code. Nothing herein shall constitute a waiver by Bank of Obligors' compliance with the terms of the Loan Documents, nor shall anything contained herein constitute an agreement by Bank to enter into any further amendments with Obligors.

                 34. INCONSISTENCIES. To the extent of any inconsistency between the terms and conditions of this Amendment and the terms and conditions of the other Loan Documents, the New Loan Agreement or the Subordinated Debt Loan Documents, the terms and conditions of this Amendment shall prevail. All terms and conditions of the Loan Documents not inconsistent herewith shall remain in full force and effect and are hereby ratified and confirmed by Obligors.

                 35. CONSTRUCTION. All references to the Loan Agreement therein or in any other Loan Documents shall be deemed to be a reference to the Loan Agreement as hereby amended.

                 36. BINDING EFFECT. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                 37. GOVERNING LAW. This Amendment shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to any rules or principles regarding conflict of laws or any canon of construction which interprets agreements against the draftsman.

                 38. SUCCESSORS AND ASSIGNS. This Amendment and all rights and powers granted hereby will bind and inure to the benefit of the parties hereto and their respective successors and assigns.

                 39. HEADINGS. The headings of the sections of this Amendment are inserted for shall not be deemed to constitute a part of this Amendment.

                 40. LIMITATIONS AFTER DEFAULT. To the extent that any of the covenants set forth in the Loan Agreement (as amended) permit exceptions for any general prohibitions or requirements, such exceptions are permitted only provided that (a) no Event of Default has occurred and is continuing, and
(b) any action taken by any Obligor which would have constituted a permitted exception would not cause or result in an Event of Default.

                 41. WAIVER OF RIGHT TO TRIAL BY JURY. OBLIGORS AND BANK WAIVE ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER ANY OF THE LOAN DOCUMENTS, INCLUDING THIS AMENDMENT OR
(b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF OBLIGORS OR BANK WITH RESPECT TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE, OBLIGORS AND BANK AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH

ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF OBLIGORS AND BANK TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. OBLIGORS ACKNOWLEDGE THAT THEY HAVE HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS SECTION, THAT THEY FULLY UNDERSTAND ITS TERMS, CONTENT AND EFFECT, AND THAT THEY VOLUNTARILY AND KNOWINGLY AGREE TO THE TERMS OF THIS SECTION.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


                                 INTERNATIONAL PETROLEUM SERVICE
                                 COMPANY



                                 By: /s/ P. BLAKE DUPUIS
                                    -------------------------------------------
                                     P. Blake Dupuis, Vice President

                                     [Corporate Seal]



                                 TRIAD DRILLING COMPANY



                                 By: /s/ P. BLAKE DUPUIS
                                    -------------------------------------------
                                     P. Blake Dupuis, Vice President

                                     [Corporate Seal]



                                 UNIVERSAL WELL SERVICES, INC.



                                 By: /s/ P. BLAKE DUPUIS
                                    -------------------------------------------
                                     P. Blake Dupuis, Vice President

                                     [Corporate Seal]





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                                      -18-
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                                 USC, INCORPORATED, formerly known as
                                 UNION SUPPLY COMPANY



                                 By: /s/ P. BLAKE DUPUIS
                                    -------------------------------------------
                                     P. Blake Dupuis, Vice President

                                     [Corporate Seal]



                                 UTI ENERGY CORP.



                                 By: /s/ P. BLAKE DUPUIS
                                    -------------------------------------------
                                     P. Blake Dupuis, Vice President

                                     [Corporate Seal]


                                 UTICO, INC.



                                 By: /s/ P. BLAKE DUPUIS
                                    -------------------------------------------
                                     P. Blake Dupuis, Vice President

                                     [Corporate Seal]


                                 FWA DRILLING COMPANY, INC.



                                 By: /s/ P. BLAKE DUPUIS
                                    -------------------------------------------
                                     P. Blake Dupuis, Vice President

                                     [Corporate Seal]



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                                      -19-
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                                 PANTHER DRILLING, INC., formerly known
                                 as VIERSEN & COCHRAN DRILLING
                                 COMPANY



                                 By:  /s/  P. BLAKE DUPUIS
                                    -------------------------------------------
                                     P. Blake Dupuis, Vice President

                                     [Corporate Seal]


                                 MELLON BANK, N.A.



                                 By:  /s/  ANTHONY R. CARINGI
                                    -------------------------------------------
                                     Anthony R. Caringi, Asst. Vice President

                                     [Corporate Seal]





                                      -20-